Exhibit 10-w

THE
BAUSCH & LOMB INCORPORATED
2001 STOCK INCENTIVE PLAN FOR NON-OFFICERS
AND
RELATED INFORMATION

This document constitutes part of a prospectus covering securities that have been registered
under the Securities Act of 1933

This document dated January 28, 2002
Plan Approved by the Committee on Management on January 22, 2001
Amended July 23, 2001

INTRODUCTION

The 2001 Stock Incentive Plan for Non-Officers (the "Plan") was adopted by the Committee on Management of Bausch & Lomb Incorporated's ("Company") Board of Directors on January 22, 2001 and was amended on July 23, 2001. Under the Plan, shares of the Company's Class B stock, units that may be converted into such stock and options to purchase such stock, and accelerated rights may be awarded to employees of the Company, other than officers. The Plan is intended to advance the interests of the Company and its shareholders by encouraging such employees to become owners of the stock of the Company. Through the Plan, the Company seeks to attract and retain people of experience, ability and training and to furnish additional incentive to employees upon whose judgment, initiative and efforts the successful conduct of its business depends.

In recognition of your contributions to the Company, you have been selected to receive an award under the Plan. To enable you to better understand how the Plan works, we have attached a copy of the Plan, as well as certain supplemental information concerning the Plan and the awards made thereunder. Please read all parts of this document carefully.

As explained in Section 3 of the Plan, the Plan is administered by the Compensation Committee of the Board of Directors, which is now called the Committee on Management ("Committee"). The Committee consists of at least three directors, and is elected annually by the entire Board of Directors. In addition to its specific authority with respect to implementation of the Plan, the Committee has the general responsibility for recommending to the Board remuneration for the Chairman of the Board, the President and directors, and determining the remuneration of other corporate officers. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Internal Revenue Code.

To obtain more information about the Plan and its administrators, contact the Bausch & Lomb Corporate Benefits Department, Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, New York 14604 (telephone (716) 338-6004).

BAUSCH & LOMB INCORPORATED

2001 STOCK INCENTIVE PLAN FOR NON-OFFICERS

1.     Purpose. The purpose of this 2001 Stock Incentive Plan for Non-Officers (the "Plan") is to advance the interests of Bausch & Lomb Incorporated, a New York corporation (referred to herein as the "Company"), and its shareholders by providing an incentive for employees, other than officers, who continue service with the Company and its subsidiaries. By encouraging such employees to become owners of Common Stock of the Company, the Company seeks to attract and retain people of experience, ability and training and to furnish additional incentive to employees upon whose judgment, initiative and efforts the successful conduct of its business depends. It is intended that this purpose will be effected through the granting of stock options, stock awards and stock right units (sometimes collectively referred to as "grants") as provided herein. The term "grant" or "grants" is used herein to describe, collectively, stock options, stock awards and stock unit rights awarded hereunder.

2.     Effective Date. The effective date of the Plan shall be January 22, 2001.

3.     Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (referred to herein as the "Committee"). The Committee shall have authority to adopt rules and regulations for carrying out the Plan, select the employees or classes of employees to whom grants will be made, and determine the number of shares to be optioned or awarded to such employees. In furtherance of the foregoing, the Committee shall have the authority to grant to senior management of the Company the right to select individual employees within a class of employees approved by the Committee to whom grants may be made, with the amount and other terms of such awards being determined by such senior management within a range set by the Committee, and pursuant to such other terms as are consistent with this Plan. In addition, the Committee shall have the authority to interpret, construe and implement the provisions of the Plan. Decisions of the Committee shall be binding on the Company and on all persons eligible to participate in the Plan.

4.     Stock Subject to the Plan. Subject to adjustment as provided in Sections 9 and 10, the total number of shares of the Common Stock and/or $.08 par value Class B Stock of the Company available for grant under the Plan in each calendar year (including partial calendar years) during which the Plan is in effect shall be equal to two percent (2%) of the total number of shares of Common Stock of the Company outstanding as of the first day of each such year for which the Plan is in effect; provided that any shares available for grant in a particular calendar year (or partial calendar year) which are not, in fact, granted in such year shall not be added to the shares available for grant in any subsequent calendar year. Shares subject to a grant under the Plan may be authorized and unissued shares or may be "treasury shares" as defined in Section 102(a)(14) of the New York Business Corporation Law. Any shares subject to a grant which for any reason expires or is terminated unexercised as to such shares may again be subject to a grant under the Plan. References to shares "subject to" or "available for" a grant shall include, without limitation, shares of the Company's Common Stock issuable pursuant to the maturing of a grant, at the time of such grant, even if the issuance date may be as of a later time.

5.     Eligible Persons. Grants may be made only to employees of the Company or any subsidiary corporation of the Company who are neither officers nor directors of the Company, including individuals meeting the foregoing description who may be eligible persons under the Company's 1990 Stock Incentive Plan. However, no grant shall be made to an individual who as a result of such grant would own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary. Stock which such individual may purchase under outstanding options, whether incentive or nonqualified, shall be treated as stock owned by such individual for purposes of this Section.

6.     Stock Options. It is intended that options granted hereunder to employees of the Company shall be nonqualified options.

Options shall be evidenced by stock option agreements in such form as the Committee shall approve from time to time, which agreements shall conform with the Plan and shall contain in substance the following terms and conditions:

(a)    Number of Shares. The option agreement shall specify the number of shares to which it pertains.

(b)    Purchase Price. The purchase price per share of stock under each option shall be 100% of the fair market value of such stock on the day the option is granted, which shall be deemed to be the mean between the highest and lowest quoted selling prices of the Company's Common Stock on the New York Stock Exchange (or other composite quoted market) on that day (or, if there were no such sales on such day, on the next preceding day on which there were such sales).

(c)    Exercise. No option shall be exercisable after the expiration of ten (10) years from the date such option is granted.

Each such option may be exercised at such time and in such manner as specified by the Committee, which may, among other things, provide that options may become subject to exercise in installments. Except as provided in Section 13 hereof, no option may be exercised at any time unless the holder thereof is then an employee of the Company or one of its subsidiaries. An individual electing to exercise an option under the Plan shall give written notice of such election to the Company.

(d)    Payment.

(i)    Cash; Surrender of Shares. The purchase price of any stock purchased pursuant to the exercise of an option granted hereunder shall be payable in full on the exercise date in cash or by check or by surrender of shares of Class B Stock or Common Stock of the Company registered in the name of the optionee duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so surrendered shall be deemed to have a value per share equal to the fair market value of a share of Common Stock on such date. Notwithstanding any other provision of this Plan, the exercise price of an option (or any portion thereof) shall not be payable by surrender of Class B Stock or Common Stock of the Company registered in the name of the optionee unless the shares to be so surrendered have been held for such period of time and in such manner as may be required by generally accepted accounting principles in order to prevent the exercise of such option to be deemed additional cash compensation to the optionee chargeable against the earnings of the Company.

(ii)    Loans. Subject to the prior approval of the Committee, or of such person to whom the Committee may delegate such authority (its "designee"), the Company may loan to the optionee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased, such loan to be evidenced by the execution and delivery of a promissory note; provided, however, that a designee shall have no authority to approve loans to himself.

Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Committee. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate purchase price on the date of purchase equal to or greater than the amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company; provided, however, that shares subject to a pledge may be used to pay all or part of the purchase price of any other option granted hereunder or under any other stock incentive plan of the Company under the terms of which the purchase price of an option may be paid by the surrender of shares, subject to the terms and conditions of this Plan relating to the surrender of shares in payment of the exercise price of an option. In such event, that number of the newly purchased shares equal to the shares previously pledged shall be immediately pledged as substitute security for the pre-existing debt of the optionee to the Company, and thereupon shall be subject to the provisions hereof relating to pledged shares. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

If employment of the optionee terminates for any reason other than death, disability or retirement, any unpaid balance remaining on any such promissory note shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance shall without notice, demand or presentation become due and payable in any event five years following the date of such termination. Notwithstanding any other provision of this section, in the event that an optionee's employment is terminated within two years after a Change in Control (as defined in Section 7(c)), any unpaid balance remaining on any such promissory note shall be due and payable five years from the date of the Change in Control.

In the case of termination of employment due to disability or retirement, any unpaid balance on such promissory note shall become due and payable five years from the date of such termination. Notwithstanding the above, in the case of death, at any time, of an employee who has delivered a promissory note to the Company hereunder, any unpaid balance remaining on such note on the date of his death shall without notice, demand or presentation become due and payable one year from such date. "Retirement" as used herein shall mean early or normal retirement as defined in the Company's retirement program.

(e)    Rights as a Shareholder. The individual shall have no rights as a shareholder with respect to any shares covered by his grant until the date of issuance to him of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock is issued.

(f)    Non-Transferability of Rights. No grant shall be transferable by the individual except by will or the laws of descent or distribution, or to members of the individual's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the individual's immediate family and/or charitable institutions pursuant to such conditions and procedures as the Committee may establish. Any transfer permitted hereunder shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made on a gratuitous or donative basis and without consideration (other than nominal consideration). During the life of an individual, the grant shall be exercisable only by him or his guardian or legal representative.

(g)    Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares in the Company, the Committee shall have the authority (but not an obligation) to include within any option agreement a provision entitling the optionee to a further option (a "Re-load Option) in the event the optionee exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of the Company in accordance with this Plan and the terms and conditions of the option agreement. Any such Re-load Option shall be for a number of shares equal to the number of surrendered shares, shall become exercisable in the event the purchased shares are held for a minimum period of time not less than three years, and shall be subject to such other terms and conditions as the Committee may determine.

7.     Accelerated Rights.

(a)    The Committee may, in its discretion, award alternate rights under this Section 7 (an "Accelerated Right") as part of an option at the time of its grant or at any time up to six months prior to its expiration, and shall provide the optionee with the rights specified in Section 7(b) below.

(b)    Upon the occurrence of a Change in Control (as defined in Section 7(c) below), all options to which an Accelerated Right is attached (i) shall become immediately and fully exercisable and (ii) unless the Committee shall determine otherwise at the time of grant, will entitle the holder, in lieu of exercising the option, to elect to surrender all or part of the option to the Company, provided that written notice of the election (the "Election") is given to the Company within the sixty (60) day period from and after the Change in Control (the "Election Period"). Upon making such an Election, the holder shall be entitled to receive in cash, within thirty (30) days of such Election, an amount equal to the amount by which the Change in Control Price (as defined in Section (b) (4) below) per share of the Company's Common Stock on the date of such Election shall exceed the exercise price per share of stock under the option, multiplied by the number of shares of stock granted under the option as to which the Accelerated Right shall have been exercised (such excess referred to herein as the "Aggregate Spread"); provided, however, that if the option to which the Accelerated Right is attached is held by an individual subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Election provided for herein shall not be made prior to six months from the date of grant of the Accelerated Right. Notwithstanding any other provision of the Plan, if the end of the Election Period is within six months of the date of grant of an Accelerated Right held by an individual subject to Section 16 of the Exchange Act, the option to which the Accelerated Right is attached shall be canceled in exchange for a cash payment equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Accelerated Right.

(c)    For purposes of this Plan, "Change in Control" shall mean:

(i)     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of paragraph iii below are satisfied; or

(ii)    individuals who, as of January 22, 2001, constitute the Board of Directors of the Company (the "Board" and, as of January 22, 2001, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 22, 2001 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)   approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(d)    In the event of a Change in Control under Section 7(c)(ii) above, "Change in Control Price" shall mean the highest reported sales price of a share of Common Stock on the Composite Tape for New York Stock Exchange Listed Stocks (the "Market High") during the sixty (60) day period prior to and ending on the date of the Change in Control. If the Change of Control is the result of a transaction or series of transactions described in Section 7(c)(i), (iii), or (iv) above, the "Change in Control Price" shall mean the higher of (i) the highest price per share of the Common Stock paid in such transaction or series of transactions by the person having made the acquisition, and (ii) the Market High as determined above.

8.     Stock Grants. The Committee may make a grant, evidenced by such written agreement as the Committee shall, from time to time, prescribe, to any employee consisting of a specified number of shares of the Company's Class B stock, as defined in Section 4 ("Stock Grants"). A Stock Grant shall be neither an option nor a sale. The Committee, in its discretion, shall decide whether any Stock Grant shall be subject to certain conditions and restrictions, such conditions and restrictions designated by the Committee. In such a case, appropriate written notice of the conditions and restrictions shall be set forth in the document effecting the grant ("Restricted Stock"). Restricted Stock shall be subject to, but not limited to, the following conditions and restrictions:

(a)    Restricted Stock may not be sold or otherwise transferred by the employee until ownership vests at such time and in such manner as specified by the Committee.

(b)    Restricted Stock may be offered for sale to the Company after all conditions are fulfilled and all restrictions lapse, and the Company shall be obligated to purchase all shares so offered at the then fair market value of the Company's Common Stock or, at the Company's sole discretion, to issue in exchange for any or all such Restricted Stock the equivalent number of shares of the Company's Common Stock.

(c)    The Company may at any time exchange any shares of Class B Stock held as Restricted Stock for an equivalent number of shares of its Common Stock encumbered by the same restrictions as those shares exchanged, in which case an appropriate restrictive legend shall be affixed to the Common Stock certificate(s).

(d)    If the holder of Restricted Stock shall die while still in the employ of the Company or a subsidiary prior to the lapse of restrictions, the Company shall be obligated to purchase all such shares at the then fair market value of its Common Stock if and as offered by the employee's executor.

(e)    Except as provided in Section 8(d) or as otherwise determined by the Committee, all rights and title to Restricted Stock granted to a participant under the Plan shall terminate and be forfeited upon termination of the participant's employment with the Company or other failure to fulfill all conditions and restrictions applicable to such Restricted Stock.

(f)    Except for the restrictions set forth herein and those specified by the Committee, a holder of Restricted Stock shall possess all the rights of a holder of the Company's Class B Stock.

All other provisions of the Plan not inconsistent with this Section shall apply to Stock Grants or the holder thereof, as appropriate, unless otherwise determined by the Committee. In addition, a grantee may elect to have a portion of the stock otherwise issuable to him or her pursuant to a Stock Grant withheld in order to satisfy applicable Federal, state and local withholding tax requirements, provided that such election complies with the following:

(1)    The election shall be submitted to the Company in writing and shall be irrevocable; and

(2)    The value of the shares subject to the withholding election shall not exceed the maximum marginal tax rate to which the grantee is subject in connection with the Stock Grant;

For purposes of the foregoing, the shares withheld shall be deemed to have a value per share equal to the fair market value of the shares on the date the tax liability arises, and any balance due on the liability shall be payable in cash or by delivery of a check.

8A.   Stock Right Units. The Committee may make a grant, evidenced by such written agreement as the Committee shall, from time to time, prescribe, to any employee consisting of a specified number of units which shall be convertible into shares of the Company's common stock, as defined in Section 4 ("Stock Unit Right"). A Stock Right Unit shall be neither an option, a stock grant nor a sale. A Stock Right Unit shall be the Company's commitment to issue indicated shares of the Company's common stock to employee upon satisfaction of the conditions to maturity which are set forth in the Agreement covering such Stock Right Unit. The Committee, in its discretion, shall set, with respect to any Stock Right Unit certain conditions and restrictions on the maturity of the Stock Right Unit, which shall be set forth in the document effecting the unit grant. Stock Right Units shall be subject to, but not limited to, the following conditions and restrictions:

(a)    Stock Right Units may not be sold or otherwise transferred by the employee.

(b)    If the holder of a Stock Right Unit shall die while still in the employ of the Company or a subsidiary prior to its maturity, the Stock Right Unit shall be deemed to have matured and the Company has the obligation to purchase all shares issuable upon such maturity at the then fair market value of its common stock if and as offered by the employee's executor.

(c)   Except as provided in Section 8A(b) or as otherwise determined by the Committee, all rights to a Stock Right Unit shall terminate and be forfeited upon termination of the participant's employment with the Company or other failure to fulfill all conditions and restrictions applicable to such Stock Right Unit.

(d)   The Committee may provide and the Agreement under which Stock Right Units are granted may provide that the holder of a Stock Right Unit shall be entitled to payments by the Company of dividend equivalents, which payments shall be at the time of and equal to the amount of dividends that would be paid on the stock issuable pursuant to such Stock Right Unit had such stock been issued at the time of the Stock Right Unit.

(e)    Except for rights, conditions and restrictions set forth herein and those specified by the Committee, a holder of a Stock Right Unit shall not possess any rights of a holder of the Company's Class B or common stock.

All other provisions of this Plan not inconsistent with this Section shall apply to Stock Right Units or the holder thereof, as appropriate, unless otherwise determined by the Committee. In addition, a grantee may elect, upon maturity of Stock Right Unit to have a portion of the stock otherwise issuable to him or her pursuant to a Stock Right Unit withheld in order to satisfy applicable federal, state and local withholding tax requirements, provided that such election complies with the following:

(1)    The election shall be submitted to the Company in writing and shall be irrevocable; and

(2)    The value of the shares subject to the withholding election shall not exceed the maximum marginal tax rate to which the grantee is subject in connection with the receipt of stock pursuant to the exercise of the unit(s);

For purposes of the foregoing, the shares withheld shall be deemed to have a value per share equal to the fair market value of the shares on the date the tax liability arises, and any balance due on the liability shall be payable in cash or by delivery of a check."

9.     Recapitalization. In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common stock of the Company, resulting in an increase or decrease in the number of Common shares outstanding, and there is not a corresponding recapitalization in the Class B shares, the number of Class B shares then available for grants or options under the Plan or covered by then outstanding grants or options shall not change. In such a case, the award limits set forth in Section 4(b) hereof shall also not change. However, a proportionate adjustment shall be made in the number of shares of Common stock the aggregate value of which will determine the purchase price of a Class B share or which are exchangeable by the Company for a Class B share. In the event there is a recapitalization resulting in an increase or decrease in the number of Common shares outstanding and there is a corresponding increase or decrease in the number of Class B shares outstanding, the number of Class B shares available or authorized under the Plan, the number of shares covered by outstanding grants or options and the price per share thereof in each such grant or option, and the award limits set forth in Section 4(b) of the Plan shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

10.   Reorganization. If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Class B Stock is or would be exchanged for other securities of the Company or of another company which is a party to such transaction, or for property, any option or other award under the Plan theretofore granted shall apply to the securities or property into which the Class B Stock covered thereby would have been changed or for which such Class B Stock would have been exchanged had such Class B Stock been outstanding at the time. In any of such events, the total number and class of shares then remaining available for issuance under the Plan (including shares reserved for outstanding options and awards and shares available for future grant of options or other award under the Plan) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the shares covered by the Plan immediately prior to such event. The award limits designated in Section 4(b) shall also be adjusted in such a case so that the Plan shall thereafter cover the number and class of shares equivalent to the shares covered by the Plan immediately prior to such event.

11.   Transfer of Certain Shares. In addition to any other restrictions hereunder, Class B shares issued pursuant to this Plan may not be conveyed, transferred, or encumbered, except as follows:

(a)    Such shares may be pledged to the Company under Section 6(d) of the Plan.

(b)    Subject to any security interest of the Company in such shares as established under Section 6(d) of the Plan, such shares may be transferred by will or by the laws of descent or distribution, or may be transferred by gift to members of an employee's family or their descendants or to trusts solely for their benefit.

(c)    Such shares may be offered for sale to the Company at any time by a grantee, his legal representative or transferee or such other person who acquires such shares by bequest or inheritance. The Company shall be obligated to purchase all shares so offered at the current fair market value of the Company's Common Stock on the date of such offer, provided, however, that the Company may, in its discretion, issue in exchange for any or all Class B shares so offered an equivalent number of shares of the Company's Common Stock and provided further that the portion of any loan secured by such shares under Section 6(d) has been fully paid on the date of such offer or is paid forthwith.

Upon demand by the Company at any time, the Company may exchange any shares of Class B Stock outstanding which are in the possession of the Company as collateral security for a note executed under Section 6(d) of the Plan for an equivalent number of shares of its Common Stock, which Common Stock shall be held by the Company as collateral security on the same basis as the Class B Stock was held.

12.   General Restriction. Each grant shall be subject to the requirement that if at any time the Board of Directors shall determine, in its reasonable discretion, that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or advisable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board of Directors.

13.   Termination of Employment Status.

(a)    Stock options, to the extent exercisable as of the date of termination, may be exercised within three months of the date of termination unless such termination results from death, disability (as defined in Section 105(d)(4) of the Internal Revenue Code, as amended) or retirement (as defined in the Company's retirement plan or age 65), in which case such options may be exercised by the optionee, his legal representative, heir or devisee, as appropriate, within five years from the earliest of the dates of death, disability or retirement.

(b)    Nothing contained in this Section 13 shall under any circumstances be interpreted as or have the effect of extending the period during which an option may be exercised beyond the terms or the expiration date provided in such option agreement or established by law or regulation. Death of an optionee subsequent to termination shall not extend such periods. Whether leave of absence shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee.

(c)    Work in Competing Capacity.

(1)    Notwithstanding anything to the contrary contained in the Plan, the Committee, in its discretion, may include as a term of any employee's option agreement a proviso that, if the employee voluntarily terminates his or her employment with the Company or is terminated for misconduct or failure or refusal to perform his or her duties of employment (as determined by the Committee), and within a period of one year after such termination shall, directly or indirectly, engage in a competing activity (as defined below), the employee shall be required to remit to the Company, with respect to the exercise of any option by the employee on or after the date six months prior to such termination1 an amount in cash or a certified or bank check equal to 100% of the excess of:

(A)   the fair market value per share of the Company's Common Stock on the date of exercise of such option, multiplied by the number of shares with respect to which the option is exercised, over

(B)   the aggregate option price for such number of shares.

(2)    Notwithstanding anything to the contrary contained in the Plan, the Committee may, in its discretion, as a condition of any Stock Grant or Stock Right Unit granted to an employee, provide that, if the employee voluntarily terminates his or her employment with the Company or is terminated for misconduct or failure or refusal to perform his or her duties of employment (as determined by the Committee), and within a period of one year after such termination shall, directly or indirectly, engage in a competing activity (as defined below), the employee shall be required to remit to the Company, with respect to (i) any unrestricted Stock Grant which was made, (ii) any Restricted Stock Grant which became fully vested on or after the date six months prior to such termination, or (iii) any Stock Right Unit which matured on or after the date six months prior to such termination, the fair market value of the shares subject to such grant on the date of the grant (as to unrestricted stock) or the date of vesting (as to Restricted Stock) or the date of maturity (as to Stock Right Units). Such remittance shall be payable in cash or by certified or bank check or by delivery of shares of Class B Stock or Common Stock of the Company registered in the name of the grantee duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date.

(3)    For purposes of this Section 13(c), an employee is deemed to be "engaged in a competing activity" if he or she owns, manages, operates, controls, is employed by, or otherwise engages in or assists another to engage in any activity or business which competes with any business or activity of the Company in which the employee was engaged or involved, or which, as of the time of the employee's termination, was in a state of research or development by any such business of the Company.

(4)    No provision or condition implemented by the Committee under subparagraphs (1) and (2) above shall be interpreted as or deemed to constitute a waiver of, or diminish or be in lieu of, any other rights the Company may possess as a result of the employee's direct or indirect involvement with a business competing with the business of the Company.

(5)    Notwithstanding the foregoing, a provision or condition implemented by the Committee under subparagraph (1) or (2) above shall become null and void, and therefore automatically shall be deemed waived by the Company, upon a Change in Control (as defined in Section 7(c) of this Plan), and the Committee shall incorporate such a waiver into any provision or condition implemented under subparagraph (1) or (2) above.

14.   Definitions. Any terms or provisions used herein which are defined in Sections 83, 421, 422A or 425 of the Internal Revenue Code of 1986, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time grants or options are made hereunder shall have the meanings as therein defined.

15.   Amendment of the Plan. The Plan may at any time be terminated, modified, or amended by the Board of Directors of the Company or the Committee.

16.   Duration of the Plan. The Plan shall remain in effect until all shares subject to, or which may become subject to, the Plan shall have been conveyed pursuant to the provisions of the Plan.